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                                                                    EXHIBIT 23.1

                               CATALYTICA, INC.
                                 EXHIBIT 23.1
              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8's No. 33-62964 and No. 333-09533) pertaining to the 1992 Stock Option Plan, the 1992 Employee Stock Purchase Plan, and the 1995 Director Option Plan of Catalytica, Inc. of our report dated January 28, 1997, with respect to the consolidated financial statements of Catalytica, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                            ERNST & YOUNG LLP


San Jose, California
March 28, 1997